SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    ---------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) March 4, 1998 (February 27, 1998)

                              THE MACERICH COMPANY
               (Exact Name of Registrant as Specified in Charter)


                           Maryland 1-12504 95-4448705
             (State or Other Jurisdiction (Commission (IRS Employer
               of Incorporation) File Number) Identification No.)



            401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
                    (Address of Principal Executive Offices)



       Registrant's telephone number, including area code (310) 394-6911)



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets
             --------------------------------------------

                  On February 27, 1998, SDG Macerich Properties, L.P., a 50/50 joint venture of a majority owned subsidiary of The Macerich Company (the "Registrant"), and a majority owned subsidiary of the Simon DeBartolo Group, Inc., acquired twelve regional malls ("the portfolio") from The Equitable Life Assurance Society of the United States ("the Seller"). The portfolio contains approximately 10.7 million square feet of gross leasable area.

                  The purchase price was $974.5 million (including the assumption of $485 million of debt), and was determined in good faith arms length negotiations between the Registrant, Simon DeBartolo Group, Inc. and the Seller. In negotiating the purchase price the Registrant considered, among other factors, the mall's historical and projected cash flow, the nature and term of existing tenancies and leases, the current operating costs, the expansion availability, the physical condition of the property, and the terms and conditions of available financing. No independent appraisals were obtained by the Registrant. The Registrant funded its half of the acquisition price, less its prorata share of debt, with proceeds of $100 million from a convertible preferred stock sale in a private placement, proceeds totaling $75.6 million from the sale of common stock to two REIT unit trusts, and the balance from the Registrant's line of credit.

                  An affiliate of the Registrant will handle the management and leasing of Empire Mall, Lindale Mall, Mesa Mall, Rushmore Mall, Southern Hills Mall and SouthRidge Mall. An affiliate of the Simon DeBartolo Group, Inc. will have management and leasing responsibility for Eastland Mall, Granite Run Mall, Lake Square Mall, NorthPark Mall, SouthPark Mall and Valley Mall. SDG Macerich Properties, L.P. intends to continue operating the malls as currently operated and leasing the space therein to national and local retailers.

                  The description contained herein of the transaction described above does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is filed as Exhibit 2.1 hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and  Exhibits
         ---------------------------------------------------------

         (a)   Financial Statements of Business Acquired*
         (b)   Pro Forma Financial Information*
         (c)   Exhibits

2.1 Purchase and Sale Agreement dated December 12, 1997 between The Equitable Life Assurance Society of the United States and SM Portfolio Partners, predecessor in interest to SDG Macerich Properties, L.P.












     *It is impracticable to provide the required financial statements and pro forma financial information regarding the acquisition of the twelve regional malls. The required financial statements and pro forma financial information will be filed under cover of Form 8-K/A as soon as possible, but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on March 4, 1998.





                              THE MACERICH COMPANY



                             By: /s/Thomas E. O'Hern
                                 Thomas E. O'Hern
                                 Senior Vice President and
                                 Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.            Document                                        Page

2.1                     Purchase and Sale Agreement dated
                        December 12, 1997 between The Equitable
                        Life Assurance Society of the United States and SM Portfolio Partners, predecessor in interest to SDG Macerich Properties, L.P.